Exhibit 10(m)

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of August 1, 2005 ("Effective Date"), is made and entered into by and between CBRL GROUP, INC. (the "Company") and MICHAEL A. WOODHOUSE ("Executive").

                              W I T N E S S E T H:

     WHEREAS, Executive currently is serving as the Chairman, President and Chief Executive Officer of the Company pursuant to an employment agreement dated as of August 4, 2001 (the "Prior Employment Agreement") and also is a party to a retention agreement dated as of October 8, 1999 (the "Retention Agreement") (the Prior Employment Agreement and the Retention Agreement being hereinafter referred to as the "Prior Agreements"); and

     WHEREAS, the Prior Agreements currently expire on July 30, 2006; and

     WHEREAS, the Company's Board of Directors (the "Board") recognizes that the Executive's contribution to the growth and success of the Company during prior years has been substantial and the Board now desires, and deems it to be in the best interests of the Company and its shareholders, to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company which the Board has determined will reinforce and encourage the Executive's continued attention and dedication to the Company. and

     WHEREAS, the Executive is willing to commit himself to continue to serve the Company on the specified terms and conditions; and

     WHEREAS, in order to effect the foregoing purposes, to terminate the Prior Agreements as of the Effective Date and to provide for the employment relationship of the Executive to be embodied in this single document, the Company and the Executive wish to enter into this employment agreement on the terms and conditions set forth below;

     NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. EMPLOYMENT.
   -----------

     Subject to the terms and conditions of this Agreement, the Company hereby employs Executive as its Chief Executive Officer. During the term of this Agreement, subject to Section 3.1, Executive also shall serve as either the Company's Chairman or President.

2. DURATION OF AGREEMENT.
   ----------------------

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     2.1 Initial Term. This employment shall begin as of the Effective Date, and shall continue until it terminates pursuant to this Agreement. For purposes of this Agreement, each anniversary of the Effective Date shall be referred to as an "Anniversary Date," and the one-year period between the Effective Date and the first Anniversary Date, and thereafter from each Anniversary Date to the next, shall be referred to as a "Contract Year." Unless extended pursuant to
Section 2.2, or earlier terminated pursuant to Sections 5, 6, 7, 8, 9 or 10, this Agreement will automatically terminate on July 31, 2008. The specified period during which this Agreement is in effect is the "Term."

     2.2 Extensions of Term.

          2.2.1 By Agreement. The Term may be extended to a specified future date at any time by the specific written agreement of the parties signed prior to the original expiration date specified in Section 2.1, or any subsequent expiration date established pursuant to Section 2.2.2.

          2.2.2 Annual Extension. On each Anniversary Date, beginning August 1, 2008, unless either party to this Agreement has notified the other in writing not less than twelve (12) months prior to such Anniversary Date of that party's intention to allow this Agreement to expire and not be renewed at the end of the then current Term, the Term shall automatically be extended for one Contract Year on and from each Anniversary Date.

          2.2.3 Extension Because of Change in Control. In the event of a Change in Control (as hereinafter defined) of the Company, the Term shall automatically be extended for two (2) Contract Years effective as of the date of the Change in Control (the effect of this extension being that following a Change in Control, Executive's employment shall continue for the remainder of the Term of this Agreement, as the Term may have been extended prior to the Change in Control pursuant to Section 2.2.2 above, plus an additional two (2) Contract Years), at which time Executive shall be entitled to exercise the rights and receive the benefits of this Agreement that are described in Section 10. For purposes of this Agreement, a "Change in Control" of the Company ---------- shall mean a change in control of a nature that would be required to be reported in response to
     Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if during the Term: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the combined voting power of the Company's then outstanding voting securities unless that acquisition was approved or

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     ratified  by a vote of at least 2/3 of the  members  of the Board in office immediately prior to the acquisition; or (b) all or substantially all of the assets of the Company are sold, exchanged or otherwise transferred (other than to secure debt owed by the Company); or (c) the Company's
     shareholders  approve  a  plan  of  liquidation  or  dissolution;   or  (d)
     individuals who at the beginning of the Term constitute members of the Board of Company cease for any reason other than at the request or with the concurrence of the Executive to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the Term.

3. POSITION AND DUTIES.
   --------------------

     3.1  Position.  Executive  shall  serve as the  Company's  Chief  Executive
Officer. Executive shall report to the Board and perform such duties and responsibilities as may be prescribed from time-to-time by the Board, which shall be consistent with the responsibilities of similarly situated executives of comparable companies in similar lines of business. So long as Executive is serving as Chief Executive Officer, the Company shall nominate Executive for election as a member of the Board at each meeting of the Company's shareholders at which the election of Executive is subject to a vote by the Company's shareholders and to recommend that the shareholders of the Company vote to elect Executive as a member of the Board. From time to time, Executive also may be designated as Chairman of the Board or as President of the Company and to such other offices within the Company or its subsidiaries as may be necessary or appropriate for the convenience of the businesses of the Company and its subsidiaries; provided, however, during the Term, he shall, in addition to the title of Chief Executive Officer, also hold the title of either Chairman or President.

     3.2 Full-Time Efforts. Executive shall perform and discharge faithfully, diligently and to the best of his ability such duties and responsibilities and shall devote his full-time efforts to the business and affairs of the Company. Executive agrees to promote the best interests of the Company and to take no action that in any way damages the public image or reputation of the Company, its subsidiaries or its affiliates.

     3.3 No Interference With Duties. Executive shall not (i) engage in any activities, or render services to or become associated with any other business that in the reasonable judgment of the Board violates Article 14 of this Agreement; or (ii) devote time to other activities which would inhibit or otherwise interfere with the proper performance of his duties, provided, however, that it shall not be a violation of this Agreement for Executive to (i) devote reasonable periods of time to charitable and community activities and industry or professional activities, or (ii) manage personal business interests and investments, so long as such activities do not interfere with the performance of Executive's responsibilities under this Agreement. Executive may, with the prior approval of the Board (or applicable committee), serve on the boards of directors (or other governing body) of other for profit corporations or entities, consistent with this Agreement and the Company's policies.

     3.4 Work Standard. Executive hereby agrees that he shall at all times comply with and abide by all terms and conditions set forth in this Agreement, and all applicable work policies, procedures and rules as may be issued by Company. Executive also agrees that he shall comply with all federal, state and local statutes, regulations and public ordinances governing the performance of his duties hereunder.

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4.  COMPENSATION AND BENEFITS.
    --------------------------

     4.1 Base Salary. Subject to the terms and conditions set forth in this Agreement, the Company shall pay Executive, and Executive shall accept, an annual salary ("Base Salary") in the amount of Eight Hundred Seventy-five Thousand and No/100 Dollars ($875,000). The Base Salary shall be paid in accordance with the Company's normal payroll practices and may be increased from time to time at the sole discretion of the Board.

     4.2 Incentive, Savings and Retirement Plans. During the Term, Executive shall be entitled to participate in all incentive (including, without limitation, long term incentive plans), savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company ("Peer Executives"), and on the same basis as such Peer Executives, except as to benefits that are specifically applicable to Executive pursuant to this Agreement. Without limiting the foregoing, the following provisions shall apply with respect to Executive:

          4.2.1 Incentive Bonus. Executive shall be entitled to an annual bonus, the amount of which shall be determined by the Compensation and Stock Option Committee of the Board (the "Committee"). The amount of and performance criteria with respect to any such bonus in any year shall be determined not later than the date or time prescribed by Treas. Reg. ss. 1.162-27(e) in accordance with a formula to be agreed upon by the Company and Executive and approved by the Committee that reflects the financial and other performance of the Company and the Executive's contributions thereto. Throughout the Term, the Executive's annual target (subject to such performance and other criteria as may be established by the Committee) bonus shall be no less than one hundred fifty percent (150%) of the Base Salary.

          4.2.2 Welfare Benefit Plans. During the Term, Executive and Executive's eligible dependents shall be eligible for participation in, and shall receive all benefits under, the welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, executive life, group life, accidental death and travel accident insurance plans and programs) ("Welfare Plans") to the extent applicable generally to Peer Executives.

          4.2.3 Vacation. Executive shall be entitled to an annual paid vacation commensurate with the Company's established vacation policy for Peer Executives. The timing of paid vacations shall be scheduled in a reasonable manner by the Executive.

          4.2.4 Business Expenses. Executive shall be reimbursed for all reasonable business expenses incurred in carrying out the work hereunder. Executive shall follow the Company's expense procedures that generally apply to other Peer Executives in accordance with the policies, practices and procedures of the Company to the extent applicable generally to such Peer Executives.

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

          4.2.5 Perquisites. Executive shall be entitled to receive such executive perquisites, fringe and other benefits as are provided to the senior most executives and their families under any of the Company's plans and/or programs in effect from time to time and such other benefits as are customarily available to Peer Executives.

          4.3 Restricted Stock.

          4.3.1 Shares. Subject to all of the conditions (including, without limitation, satisfaction of the performance goals described in Section 4.3.2, the time of vesting and right to receive) and restrictions set forth in this Section 4.3.1, Company hereby grants to Executive an award of 125,000 shares (the "Restricted Shares") of the Company's $0.01 par value common stock (the "Shares"). Subject to satisfaction of the performance goals described in Section 4.3.2, the Restricted Shares shall become vested in, and shall be distributed to, the Executive in three (3) installments on each of the dates set forth below (each of which shall be referred to as a "Distribution Date," with the three (3) dates being collectively referred to as the "Distribution Dates") in the following respective amounts:

                                                  Number of
          Distribution Date                        Shares
          -----------------                       ---------

          September 15, 2008                      75,000   (60%)
          September 15, 2009                      25,000   (20%)
          September 15, 2010                      25,000   (20%)
                                                 -------
          Total                                  125,000 (100%)
                                                 =======

     Immediately following each Distribution Date, the Company shall promptly cause its transfer agent to issue a certificate to the Executive evidencing the Restricted Shares that became distributable to the Executive on the Distribution Date. The Company's obligation to cause the issuance of any stock certificate to Executive shall be subject to any applicable federal, state, or local tax withholding requirements. If, prior to a Distribution Date, the Executive's employment is terminated pursuant to Section 5 or
     Section 8 (if the termination is not for "Good Reason," as defined therein), all rights of the Executive in any Restricted Shares awarded under this Section 4.3.1 that, as of the date of such termination, have not become distributable to the Executive shall thereupon immediately terminate and become forfeited. If, prior to a Distribution Date, the Executive's employment is terminated for any reason other than pursuant to Section 5 or
     Section 8 (if the termination is not for "Good Reason," as defined therein), or if Executive's employment is not extended as provided in
     Section 2.2.2, provided, in either case the Performance Goals (pro-rated appropriately, if necessary, through the last day of Executive's employment) described in Section 4.3.2 have been achieved, a stock certificate for all the Restricted Shares (without pro-ration) that would have become distributable to Executive on the succeeding Distribution Date after cessation of Executive's employment (less any Restricted Shares previously issued) shall thereupon be issued to Executive. Executive shall not have any rights as a shareholder with respect to any Restricted Shares until the issuance of a stock certificate evidencing the Restricted Shares. The number of Restricted Shares awarded the Executive under this Section
     4.3.1 shall be  proportionately  adjusted  to reflect  any stock  dividend,

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     stock split or share combination of the Shares or any  recapitalization  of the Company occurring prior to a Distribution Date. Except as provided in the preceding sentence, no adjustment shall be made on the issuance of a stock certificate to the Executive as to any dividends or other rights for which the record date occurred prior to a Distribution Date. The right of the Executive to receive the Restricted Shares shall not be assignable or
     transferable   otherwise   than  by  will  or  the  laws  of  descent   and
     distribution. If in the opinion of its counsel, the issuance of any Shares hereunder shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction or authority deemed by such counsel to be necessary for such issuance, the Company shall not be obligated to issue any such Restricted Shares, but, in such event, shall be obligated to provide Executive with cash or non-cash consideration having equivalent after tax value which is acceptable to the Executive in the exercise of Executive's reasonable discretion. Upon receipt of Restricted Shares at a time when there is not in effect under the Securities Act of 1933, as amended, a current registration statement relating to the Restricted Shares, the Executive shall represent and warrant in writing to the Company that the Restricted Shares are being acquired for investment and not with a view to the distribution thereof and shall agree to the placement of a legend on the certificate or certificates representing the Restricted Shares evidencing the restrictions on transfer under said Act and the issuance of stop-transfer instructions by the Company to its transfer agent with respect thereto. No Restricted Shares shall be issued hereunder unless and until the then applicable requirements of the Securities Act of 1933, the Tennessee Business Corporation Act, the Tennessee Securities Act of 1980, as any of the same may be amended, the rules and regulations of the Securities and Exchange Commission and any
     other   regulatory   agencies   and  laws  having   jurisdiction   over  or
     applicability to the Company, and the rules and regulations of any securities exchange on which the Shares may be listed, shall have been fully complied with and satisfied. Company shall use its best efforts to cause all such requirements to be promptly and completely satisfied.

          4.3.2 Vesting and receipt of the Restricted Shares is subject to Executive achieving the performance criteria relative to Earnings Before
     Interest, Taxes, Depreciation, Amortization and Rent (the "Performance Goals") as of the end of each of the fiscal years immediately prior to each Distribution Date. The Performance Goals are being established by the Board's Compensation and Stock Option Committee (the "Committee") contemporaneously with entering into this Agreement and prior to the beginning of the measurement period for earning the Restricted Shares. The Committee also shall certify in writing prior to each Distribution Date whether the applicable Performance Goal was achieved.

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5. TERMINATION FOR CAUSE.
   ----------------------

     This Agreement may be terminated immediately at any time by the Company without any liability owing to Executive or Executive's beneficiaries under this Agreement, except Base Salary through the date of termination and benefits under any plan or agreement covering Executive which shall be governed by the terms of such plan or agreement, under the following conditions, each of which shall constitute "Cause" or "Termination for Cause":

   (a) Any act by Executive involving fraud and any breach by Executive of applicable regulations of competent authorities in relation to trading or dealing with stocks, securities, investments and the like or any willful or grossly negligent act by Executive resulting in an investigation by the Securities and Exchange Commission which, in each case, a majority of the Board determines in its sole and absolute discretion materially adversely affects the Company or
            Executive's   ability  to  perform   his  duties   under  this
            Agreement;

   (b) Attendance at work in a state of intoxication or otherwise being found in possession at his place of work of any prohibited drug or substance, possession of which would amount to a criminal offense;

   (c) Executive's personal dishonesty or willful misconduct in connection with his duties to the Company;

   (d) Breach of fiduciary duty to the Company involving personal profit by the Executive;

   (e) Conviction of the Executive for any felony or crime involving moral turpitude;

   (f) Material intentional breach by the Executive of any provision of this Agreement or of any Company policy adopted by the Board;

   (g) The continued failure of Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to Disability, and specifically excluding any failure by Executive, after good faith, reasonable and demonstrable efforts, to meet performance expectations for any reason), after a written demand for substantial performance is delivered to Executive by a majority of the Board that specifically identifies the manner in which such Board believes that Executive has not substantially performed Executive's duties.

The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board),

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finding that,  in the good faith  opinion of such Board,  Executive is guilty of the conduct described in any one or more of subparagraphs (a) through (g) above, and specifying the particulars thereof in detail.

6.  TERMINATION UPON DEATH.
    -----------------------

     Notwithstanding anything herein to the contrary, this Agreement shall terminate immediately upon Executive's death, and the Company shall have no further liability to Executive or his beneficiaries under this Agreement, other than for payment of Accrued Obligations (as defined in Paragraph 9(a)(1)), the timely payment or provision of Other Benefits (as defined in Paragraph 9(d)), including without limitation benefits under such plans, programs, practices and policies relating to death benefits, if any, as are applicable to Executive on the date of his death, plus an additional amount equal to the Base Salary in effect for the Executive at the date of the death of the Executive. This payment shall be paid in a lump sum to the Executive's estate within 90 days after the Company is given notice of the Executive's death. The rights of the Executive's estate with respect to stock options and restricted stock, and all other benefit plans, shall be determined in accordance with the specific terms, conditions and provisions of the applicable agreements and plans; provided, however, that the Restricted Shares granted under Section 4.3.1 of this Agreement shall immediately vest and become distributable upon the death of the Executive.

7.  DISABILITY.
    -----------

     If the Company determines in good faith that the Disability of Executive has occurred during the Term (pursuant to the definition of Disability set forth below), it may give to Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. If Executive's employment is terminated by reason of his Disability, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations (as defined in Paragraph 9(a)(1)), the timely payment or provision of Other Benefits (as defined in Paragraph 9(d)), including without limitation benefits under such plans, programs, practices and policies relating to disability benefits, if any, as are applicable to Executive on the Disability Effective Date plus an additional amount equal to the difference, if any, between the amount of disability benefits paid to Executive for what would otherwise be the remainder of the Term and the amount of Base Salary (in effect on the Disability Effective
Date)  Executive  would have  received for the  remainder of the Term that is in effect as of the Disability Effective Date. The rights of the Executive with respect to stock options and restricted stock, and all other benefit plans, shall be determined in accordance with the specific terms, conditions and provisions of the applicable agreements and plans; provided, however, that the Restricted Shares granted under Section 4.3.1 of this Agreement shall immediately vest and become distributable upon the Disability Effective Date.

     For purposes of this Agreement, "Disability" shall mean: (i) a long-term disability entitling Executive to receive benefits under the Company's long-term disability plan as then in effect; or (ii) if no such plan is then in effect or the plan does not apply to Executive, the inability of Executive, as determined by the Board of the Company, to perform the essential functions of his regular

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

duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months. At the request of Executive or his personal representative, the Board's determination that the Disability of Executive has occurred shall be certified by two physicians mutually agreed upon by Executive, or his personal representative, and the Company. Without such independent certification (if so requested by Executive), Executive's termination shall be deemed a termination by the Company without Cause and not a termination by reason of his Disability.

8. EXECUTIVE'S TERMINATION OF EMPLOYMENT.
   --------------------------------------

     Executive's employment may be terminated at any time by Executive for Good Reason or no reason. For purposes of this Agreement, "Good Reason" shall mean:

     (a) Other than his removal for Cause pursuant to Section 5, without the written consent of Executive, the assignment to Executive of any duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on the Effective Date, or any other action by the Company which results in a demonstrable diminution in such position, authority, duties or responsibilities (including without limitation a shift of material responsibility from the Chief Executive Officer position to the Chairman position if Executive does not serve in both capacities), provided, however, it is expressly understood and agreed that so long as Executive is serving as the Chief Executive Officer, the designation of another person as either Chairman or President (but not both) shall not be "Good Reason" and also excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

     (b) A reduction by the Company in Executive's Base Salary as in effect on the Effective Date or as the same may be increased from time to time;

     (c) A reduction by the Company in Executive's annual target bonus (expressed as a percentage of Base Salary) unless such reduction is a part of an across-the-board decrease in target bonuses affecting all other Peer Executives; provided, however that in any event, the Company may not reduce Executive's annual target bonus (expressed as a percentage of Base Salary) below one hundred fifty percent (150%) of the Base Salary;

     (d) The failure by the Company to continue in effect any "pension plan or arrangement" or any "compensation plan or arrangement" in which Executive participates or the elimination of Executive's participation in any such plan (except for across-the-board plan changes or terminations similarly affecting other Peer Executives);

     (e) The Company's requiring Executive, without his consent, to be based at any office or location more than fifty (50) miles from the Company's current headquarters in Lebanon, Tennessee;

     (f)  The material breach by the Company of any provision of this Agreement;
          or

     (g) The failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     Good Reason shall not include Executive's death or Disability. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder, provided that Executive raises to the attention of the Board any circumstance he believes in good faith constitutes Good Reason within ninety (90) days after occurrence or be foreclosed from raising such circumstance thereafter. The Company shall have an opportunity to cure any claimed event of Good Reason (other than under subparagraph (g) above) within 30 days of notice from Executive.

     If Executive terminates his employment for Good Reason, upon the execution and effectiveness of the Release attached hereto as an addendum and made a part hereof (the "Release"), he shall be entitled to the same benefits he would be entitled to under Paragraph 9 as if terminated without Cause or Paragraph 10 as if terminated after a Change in Control, but not both, as applicable. If Executive terminates his employment without Good Reason, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations (as defined in Paragraph 9(a)(1)) and the timely payment or provision of Other Benefits (as defined in Paragraph 9(d)).

9.  TERMINATION WITHOUT CAUSE.
    --------------------------

     If Executive's employment is terminated by the Company without Cause prior to the expiration of the Term (it being understood by the parties that termination by death, Disability or expiration of this Agreement shall not constitute termination without Cause), then Executive shall be entitled to the following benefits upon the execution and effectiveness of the Release;
provided, however, that Executive shall not be entitled to payments under this Paragraph 9 if he is entitled to payments under Paragraph 10:

         (a) The Company shall pay to Executive commencing after the later of the date of termination or the execution and effectiveness of the Release, the aggregate of the following amounts:

                  (1) in a lump sum in cash within 30 days, the sum of (i) Executive's Base Salary through the date of termination to the extent not theretofore paid, (ii) a pro-rata portion of amounts payable under any then existing incentive or bonus plan applicable to

                           Executive (including, without limitation, any incentive bonus payable under Paragraph 4.2.1) for that portion of the Contract Year through the date of termination; (iii) any accrued expenses and vacation pay to the extent not theretofore paid, and (iv) unless Executive has elected a different payout date in a prior deferral election, any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in subparagraphs (i), (ii), (iii) and (iv) shall be referred to in this Agreement as the "Accrued Obligations");

                  (2) in installments ratably over twenty-four (24) months in accordance with the Company's normal payroll cycle and procedures, the amount equal to three (3) times Executive's annual Base Salary in effect as of the date of termination; and

                  (3) With respect to Paragraph 9(a)(2), the Company may, at any time and in its sole discretion, make a lump sum payment of all amounts, or all remaining amounts, due to Executive; and

         (b) The Restricted Shares granted under Section 4.3.1 of this Agreement shall vest and become distributable in accordance with that section. In addition, all stock options held by the Executive that are vested prior to the effective date of the termination shall be exercisable in accordance with their terms. With respect to any stock options held by the Executive that, by their terms do not immediately vest and become exercisable upon a termination of employment without Cause, the Executive shall receive, within 30 days after the termination, a lump sum cash distribution equal to: (a) the number of Shares that is subject to options held by the Executive which are not vested on the date of termination of employment but which would otherwise vest during the Term as in effect on the date of termination; multiplied by (b) the difference between: (i) the closing price of a Share as of the day prior to the effective date of termination of employment (or, if the United States securities trading markets are closed on that date, on the last preceding date on which the United States securities trading markets were open for trading), and (ii) the applicable exercise price(s) of the non-vested options; and

         (c) The Executive's participation in the life, medical and disability insurance programs in effect on the date of termination of employment shall continue until the later of (i) twenty-four (24) months after Executive's date of termination, or (ii) the expiration of the Term (as in effect at the time of termination); provided, however, that notwithstanding the foregoing, the Company shall not be obligated to provide such benefits if Executive becomes employed by another employer and is covered or permitted to be covered by that employer's benefit plans without regard to the extent of such coverage; and

         (d) To the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other accrued amounts or accrued benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits shall be referred to in this Agreement as the "Other Benefits").

10.  CHANGE IN CONTROL.
     ------------------

         (a) Except as otherwise provided herein, if, at any time during the Term in effect after a Change in Control (as it may have been extended by Sections 2.2.2 and 2.2.3) (i) Executive is involuntarily terminated by the Company for reasons other than Cause or (ii) Executive shall voluntarily terminate his employment with the Company for Good Reason as defined in Paragraph 8, Executive shall be entitled to receive the benefits described in this Paragraph 10.

         (b) Subject to the execution and effectiveness of the Release, upon a termination described in Section 10(a), Executive shall be entitled to receive the following benefits:

                  (1) The Company shall pay to Executive, in a lump sum in cash within 30 days after the later of the date of termination or the execution and effectiveness of the Release, the aggregate of the following amounts:

                           (i)      the  Accrued   Obligations  (as  defined  in
                                    Paragraph 9(a)(1)); and

                           (ii) the amount equal to three (3) times the sum of (x) Executive's average annual Base Salary for the three fiscal years prior to the termination, and (y) Executive's Applicable Annual Bonus (as defined below). For purposes of this Agreement, "Applicable Annual Bonus" means the greater of Executive's actual annual incentive bonus from the Company earned in the fiscal year immediately preceding the fiscal year in which Executive's termination date falls or Executive's target annual incentive bonus (e.g., 80% of Base Salary) for the year in which Executive's termination date falls; and

                  (2) The Restricted Shares granted under Section 4.3.1 of this Agreement shall vest and become distributable in accordance with that section. In addition, all stock options held by the Executive that are vested (including, without limitation, those vested by reason of any Change in Control occurring prior to the Executive's termination) prior to the effective date of the termination shall be exercisable in accordance with their terms. With respect to any stock options held by the Executive that, by their terms do not immediately vest and become exercisable upon a termination of employment without Cause or for Good Reason, the Executive shall receive, within 30 days after the termination, a lump sum cash distribution equal to: (a) the number of Shares that is subject to options held by the Executive which are not vested on the date of termination of employment but which would otherwise vest during the Term as in effect on the date of termination; multiplied by (b) the difference between: (i) the closing price of a Share as of the day prior to the effective date of termination of employment (or, if the United States securities trading markets are closed on that date, on the last preceding date on which the United States securities trading markets were open for trading), and (ii) the applicable exercise price(s) of the non-vested options; and

                  (3) The Executive's participation in the life, medical and disability insurance programs in effect on the date of termination of employment shall continue until the later of (i) thirty-six (36) months after Executive's date of termination, or (ii) the expiration of the Term (as in effect at the time of termination); provided, however, that notwithstanding the foregoing, the Company shall not be obligated to provide such benefits if Executive becomes employed by another employer and is covered or permitted to be covered by that employer's benefit plans without regard to the extent of such coverage; and

                  (4) To the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any Other Benefits (as defined in Paragraph 9(d)).

11. EXCISE TAX GROSS-UP.
    --------------------

     11.1 Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined as provided below that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Paragraph 11) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     11.2 All determinations required to be made under this Paragraph 11, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determination, shall be made by the tax department of an independent public accounting firm (the "Accounting Firm") which shall be engaged by the Company prior to the time of the first Payment to Executive. The Accounting Firm selected shall not be serving as accountant or auditor for any individual, entity or group effecting a Change in Control. The Accounting Firm shall prepare and provide detailed supporting calculations both to the Company and Executive within 15 business days of the later of (i) the Accounting Firm's engagement to make the required calculations or (ii) the date the Accounting Firm obtains all information needed to make the required calculation. Any determination by the Accounting Firm shall be binding upon the Company and Executive. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

     11.3 Any Gross-Up Payment, as determined pursuant to this Paragraph 11, shall be paid by the Company to Executive within five (5) days of the receipt of the Accounting Firm's determination if the Payment is then required to satisfy an assessment or other current demand for payment made of the Executive by federal or state taxing authorities. Gross-Up Payments due at a later date shall be paid to the Executive no later than fourteen days prior to the date that the Executive's federal or state payment is due. If required by law, the Company shall treat all or any portion of the Gross-Up Payment as being subject to income tax withholding for federal or state tax purposes. Amounts determined by the Company to be subject to federal or state tax withholding will not be paid directly to Executive but shall be timely paid to the respective taxing authority.

     11.4 As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Executive hereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. Conversely, if it is later determined that the actual required Gross-Up Payment was less than the amount paid to the Executive, the Executive shall refund the excess portion to the Company but only to the extent that the Executive has not yet paid the excess amount to the taxing authorities or is able to obtain a refund from the respective taxing authorities of amounts previously paid. The Company may pursue at its own expense the refund on behalf of the Executive.

12. COSTS OF ENFORCEMENT.
    ---------------------

     If either party brings suit to compel performance of, to interpret, or to recover damages for the breach of this Agreement, the finally prevailing party shall be entitled to reasonable attorneys' fees in addition to costs and necessary disbursements otherwise recoverable.

13.  PUBLICITY; NO DISPARAGING STATEMENT.
     ------------------------------------

     Executive and the Company covenant and agree that they shall not engage in any communications which shall disparage one another or interfere with their existing or prospective business relationships.

14. BUSINESS PROTECTION PROVISIONS.
    -------------------------------

     14.1 Preamble. As a material inducement to the Company to enter into this Agreement, and its recognition of the valuable experience, knowledge and proprietary information Executive gained from his employment with the Company, Executive warrants and agrees he will abide by and adhere to the following business protection provisions in this Article 14 and all sections thereof.

     14.2 Definitions. For purposes of this Article 14 and all sections thereof, the following terms shall have the following meanings:

     (a) "Competitive Position" shall mean any employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between the Executive and any person or Entity engaged wholly or in material part in the restaurant or retail business that is the same or similar to that in which the Company or any of its affiliates (collectively the "CBRL Entities") is engaged whereby Executive is required to or does perform services on behalf of or for the benefit of such person or Entity which are substantially similar to the services in which Executive participated or that he directed or oversaw while employed by the Company. Without limiting the generality of the foregoing, the following companies and concepts would be included within those that would be deemed the same or similar to CBRL Entities and/ or the businesses in which the CBRL Entities are engaged: Advantica Restaurants, Applebee's International, Avado Brands, Inc., Bob Evans Farms, Brinker International, Cheesecake Factory, Inc., Darden Restaurants, Inc., Eateries, Inc., Il Fornaio Corporation, O'Charley's, Outback Steakhouse, RARE Hospitality and Roadhouse Grill.

     (b) "Confidential Information" shall mean the proprietary or confidential data, information, documents or materials (whether oral, written, electronic or otherwise) belonging to or pertaining to the CBRL Entities, other than "Trade Secrets" (as defined below), which is of tangible or intangible value to any of the CBRL Entities and the details of which are not generally known to the competitors of the CBRL Entities. Confidential Information shall also include: any items that any of the CBRL Entities have marked "CONFIDENTIAL" or some similar designation or are otherwise identified as being confidential.

     (c) "Entity" or "Entities" shall mean any business, individual, partnership, joint venture, agency, governmental agency, body or subdivision, association, firm, corporation, limited liability company or other entity of any kind.

     (d) "Restricted Period" shall mean two (2) years following termination of Executive's employment hereunder; provided, however that the Restricted Period shall be extended for a period of time equal to any period(s) of time within the two (2) year period following termination of Executive's employment hereunder that Executive is determined by a final non-appealable judgment from a court of competent jurisdiction to have engaged in any conduct that violates this Article 14 or any sections thereof, the purpose of this provision being to secure for the benefit of the Company the entire Restricted Period being bargained for by the Company for the restrictions upon the Executive's activities.

     (e) "Territory" shall mean each of the United States of America.

     (f) "Trade Secrets" shall mean information or data of or about any of the CBRL Entities, including, but not limited to, technical or non-technical data, recipes, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential suppliers that: (1) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and (3) any other information which is defined as a "trade secret" under applicable law.

     (g) "Work Product" shall mean all tangible work product, property, data, documentation, "know-how," concepts or plans, inventions, improvements, techniques and processes relating to the CBRL Entities that were conceived, discovered, created, written, revised or developed by Executive during the term of his employment with the Company.

     14.3 Nondisclosure; Ownership of Proprietary Property.

     (a) In recognition of the need of the CBRL Entities to protect their legitimate business interests, Confidential Information and Trade Secrets, Executive hereby covenants and agrees that Executive shall regard and treat Trade Secrets and all Confidential Information as strictly confidential and wholly-owned by the CBRL Entities and shall not, for any reason, in any fashion, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, misappropriate or otherwise communicate any such item or information to any third party or Entity for any purpose other than in accordance with this Agreement or as required by applicable law, court order or other legal process:
(i) with regard to each item constituting a Trade Secret, at all times such information remains a "trade secret" under applicable law, and (ii) with regard to any Confidential Information, for the Restricted Period.

     (b) Executive shall exercise best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information, and he shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Executive becomes aware. Executive shall assist the CBRL Entities, to the extent necessary, in the protection of or procurement of any intellectual property protection or other rights in any of the Trade Secrets or Confidential Information.

     (c) All Work Product shall be owned exclusively by the CBRL Entities. To the greatest extent possible, any Work Product shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. ss. 101 et seq., as amended), and Executive hereby unconditionally and irrevocably transfers and assigns to applicable CBRL Entity all right, title and interest Executive currently has or may have by operation of law or otherwise in or to any Work Product, including, without limitation, all patents, copyrights, trademarks (and the goodwill associated therewith), trade secrets, service marks (and the goodwill associated therewith) and other intellectual property rights. Executive agrees to execute and deliver to the applicable CBRL Entity any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate, from time to time, to protect the rights granted herein or to vest complete title and ownership of any and all Work Product, and all associated intellectual property and other rights therein, exclusively in the applicable CBRL Entity.

     14.4 Non-Interference With Executives.

     Executive recognizes and acknowledges that, as a result of his employment by Company, he will become familiar with and acquire knowledge of confidential information and certain other information regarding the other executives and employees of the CBRL Entities. Therefore, Executive agrees that, during the Restricted Period, Executive shall not encourage, solicit or otherwise attempt to persuade any person in the employment of the CBRL Entities to end his/her employment with a CBRL Entity or to violate any confidentiality, non-competition or employment agreement that such person may have with a CBRL Entity or any policy of any CBRL Entity. Furthermore, neither Executive nor any person acting in concert with the Executive nor any of Executive's affiliates shall, during the Restricted Period, employ any person who has been an executive or management employee of any CBRL Entity unless that person has ceased to be an employee of the CBRL Entities for at least six (6) months.

     14.5 Non-competition

     Executive covenants and agrees to not obtain or work in a Competitive Position within the Territory during the Term or during the Restricted Period; provided, however, that the restrictions set forth in this Section 14.5 shall not be applicable following the expiration of the Term as a result of the Company's notice to Executive, pursuant to Section 2.2.2, that it intends to allow the Agreement to expire and not be renewed at the next Anniversary Date. Executive and Company recognize and acknowledge that the scope, area and time limitations contained in this Agreement are reasonable and are properly required for the protection of the business interests of Company due to Executive's status and reputation in the industry and the knowledge to be acquired by Executive through his association with Company's business and the public's close identification of Executive with Company and Company with Executive. Further, Executive acknowledges that his skills are such that he could easily find alternative, commensurate employment or consulting work in his field that would not violate any of the provisions of this Agreement. Executive acknowledges and understands that, as consideration for his execution of this Agreement and his agreement with the terms of this covenant not to compete, Executive will receive employment with and other benefits from the Company in accordance with this Agreement.

     14.6 Remedies.

     Executive understands and acknowledges that his violation of this Article 14 or any section thereof would cause irreparable harm to Company and Company would be entitled to an injunction by any court of competent jurisdiction enjoining and restraining Executive from any employment, service, or other act prohibited by this Agreement The parties agree that nothing in this Agreement shall be construed as prohibiting Company from pursuing any remedies available to it for any breach or threatened breach of this Article 14 or any section thereof, including, without limitation, the recovery of damages from Executive or any person or entity acting in concert with Executive. Company shall receive injunctive relief without the necessity of posting bond or other security, such bond or other security being hereby waived by Executive. If any part of this
Article 14 or any section thereof is found to be unreasonable, then it may be amended by appropriate order of a court of competent jurisdiction to the extent deemed reasonable. Furthermore and in recognition that certain severance payments are being agreed to in reliance upon Executive's compliance with this
Article 14 after termination of his employment, in the event Executive breaches any of such business protection provisions or other provisions of this Agreement, any unpaid amounts (e.g., those provided under Paragraphs 8 or 9(a)(2)) shall be forfeited and Company shall not be obligated to make any further payments or provide any further benefits to Executive following any such breach. Additionally, if Executive breaches any of such business protection provisions or other provisions of this Agreement or such provisions are declared unenforceable by a court of competent jurisdiction, any lump sum payment made pursuant to Section 10(a)(1)(ii) shall be refunded by the Executive on a pro-rata basis based upon the number of months during the Restricted Period during which he violated the provisions of this section or, in the event such provisions are declared unenforceable, the number of months during the Restricted Period that the Company did not receive their benefit as a result of the actions of the Executive.

15.  RETURN OF MATERIALS.
     --------------------

     Upon Executive's termination, or at any point after that time upon the specific request of the Company, Executive shall return to the Company all written or descriptive materials of any kind belonging or relating to the Company or its affiliates, including, without limitation, any originals, copies and abstracts containing any Work Product, intellectual property, Confidential Information and Trade Secrets in Executive's possession or control.

16.  GENERAL PROVISIONS.
     -------------------

     16.1 Amendment. This Agreement may be amended or modified only by a writing signed by both of the parties hereto.

     16.2 Binding Agreement. This Agreement shall inure to the benefit of and be binding upon Executive, his heirs and personal representatives, and the Company and its successors and assigns.

     16.3 Waiver Of Breach; Specific Performance. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach. Each of the parties to this Agreement will be entitled to enforce its or his rights under this Agreement, specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its or his favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     16.4 Indemnification and Insurance. The Company shall indemnify and hold the Executive harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys' fees incurred by the Executive, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made or is threatened to be made a party by reason of the fact that he is or was an officer of the Company or any affiliate. In addition, the Company agrees that the Executive is and shall continue to be covered and insured up to the maximum limits provided by all insurance which the Company maintains to indemnify its directors and officers (and to indemnify the Company for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors) and that the Company will exert its best efforts to maintain such insurance, in not less than its present limits, in effect throughout the term of the Executive's employment.

     16.5 No Effect On Other Arrangements. It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which Executive may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company. Notwithstanding the foregoing, the provisions in Sections 5 through 10 regarding benefits that the Executive will receive upon his employment being terminated supersede and are expressly in lieu of any other severance program or policy that may be offered by the Company, except with regard to any rights the Executive may have pursuant to COBRA.

     16.6 Tax Withholding. There shall be deducted from each payment under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of Executive.

     16.7 Notices.

     All notices and all other communications provided for herein shall be in writing and delivered personally to the other designated party, or mailed by certified or registered mail, return receipt requested, or delivered by a recognized national overnight courier service, or sent by facsimile, as follows:

          If to Company to:      CBRL Group, Inc.
                                 Attn:  General Counsel's Office
                                 P.O. Box 787
                                 305 Hartmann Drive
                                 Lebanon, TN  37088-0787
                                 Facsimile:  (615) 443-9818

          If to Executive to:    Michael A. Woodhouse
                                 417 Bethlehem Road
                                 Lebanon, TN 37087

All notices sent under this Agreement shall be deemed given twenty-four (24) hours after sent by facsimile or courier, seventy-two (72) hours after sent by certified or registered mail and when delivered if personal delivery. Either party hereto may change the address to which notice is to be sent hereunder by written notice to the other party in accordance with the provisions of this Paragraph.

     16.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee (without giving effect to conflict of laws).

     16.9 Entire Agreement. This Agreement contains the full and complete understanding of the parties hereto with respect to the subject matter contained herein and this Agreement supersedes and replaces any prior agreement, either oral or written, which Executive may have with Company that relates generally to the same subject matter including, as of the Effective Date, the Prior Agreements.

     16.10 Assignment. This Agreement may not be assigned by Executive without the prior written consent of Company, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect.

     16.11 Severability. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, and to that end the provisions hereof shall be deemed severable.

     16.12 Paragraph Headings. The Paragraph headings set forth herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement whatsoever.

     16.13 Interpretation. Should a provision of this Agreement require judicial interpretation, it is agreed that the judicial body interpreting or construing the Agreement shall not apply the assumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement, it being agreed that all parties and/or their agents have participated in the preparation hereof.

     16.14 Mediation. Except as provided in subsection (c) of this Section 16.14, the following provisions shall apply to disputes between Company and
Executive: (i) arising out of or related to this Agreement (including any claim that any part of this agreement is invalid, illegal or otherwise void or voidable), or (ii) the employment relationship that exists between Company and
Executive:

          (a) The parties shall first use their best efforts to discuss and negotiate a resolution of the dispute.

          (b) If efforts to negotiate a resolution do not succeed within 5 business days after a written request for negotiation has been made, a party may submit to the dispute to mediation by sending a letter to the other party requesting mediation. The dispute shall be mediated by a mediator agreeable to the parties or, if the parties cannot agree, by a mediator selected by the American Arbitration Association. If the parties cannot agree to a mediator within 5 business days, either party may submit the dispute to the American Arbitration Association for the appointment of a mediator. Mediation shall commence within 10 business days after the mediator has been named.

          (c) The provisions of this Section 16.14 shall not apply to any dispute relating to the ability of the Company to terminate Executive's employment pursuant to Section 5 or Section 9 of this Agreement nor shall they apply to any action by the Company seeking to enforce its rights arising out of or related to the provisions of Article 14 of this Agreement.

     16.15 Voluntary Agreement. Executive and Company represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement. Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Agreement with legal, tax or other adviser(s) of such party's choice before executing this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Agreement as of this 1st day of July, 2005.

                                     CBRL GROUP, INC.

                                     By: /s/ Robert V. Dale
                                         ------------------------
                                         Robert V. Dale, Chairman
                                         Compensation and Stock Option Committee


                                     "EXECUTIVE"

                                     /s/ Michael A. Woodhouse
                                     -----------------------
                                     Michael A. Woodhouse

                                                          Addendum to Employment
                                             Agreement with Michael A. Woodhouse


                                     RELEASE

     THIS RELEASE ("Release") is made and entered into by and between Michael A. Woodhouse ("Employee") and CBRL GROUP, INC. and its successor or assigns ("Company").

     WHEREAS, Employee and Company have agreed that Employee's employment with CBRL Group, Inc. shall terminate on -------------------;

     WHEREAS, Employee and the Company have previously entered into that certain Employment Agreement, dated _____________, 2005 ("Agreement"), and this Release is incorporated therein by reference;

     WHEREAS, Employee and Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Employee's employment, and his termination of employment, with appropriate releases, in accordance with the Agreement;

     WHEREAS, the Company desires to compensate Employee in accordance with the Agreement for service he has or will provide for the Company;

     NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth in this Release, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

     1. Claims  Released  Under This  Agreement  In exchange for  receiving  the severance  benefits  described in  Paragraphs  8, 9 or 10 of the  Agreement  and except as provided in Paragraph 2 below, Employee hereby voluntarily and irrevocably waives, releases, dismisses with prejudice, and withdraws all claims, complaints, suits or demands of any kind whatsoever (whether known or unknown) which Employee ever had, may have, or now has against Company and other current or former subsidiaries or affiliates of the Company and their past, present and future officers, directors, employees, agents, insurers and attorneys (collectively, the "Releasees"), arising out of or relating to (directly or indirectly) Employee's employment or the termination of his employment with the Company, including but not limited to:

     (a) claims for violations of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, 42 U.S.C. ss. 1981, the National Labor Relations Act, the Labor Management Relations Act, Executive Order 11246, Executive Order 11141, the Rehabilitation Act of 1973, or the Employee Retirement Income Security Act;

     (b) claims for violations of any other federal or state statute or regulation or local ordinance;

     (c) claims for lost or unpaid wages, compensation, or benefits, defamation, intentional or negligent infliction of emotional distress, assault, battery, wrongful or constructive discharge, negligent hiring, retention or supervision, misrepresentation, conversion, tortious interference, breach of contract, or breach of fiduciary duty;

     (d) claims to benefits under any bonus, severance, workforce reduction, early retirement, outplacement, or any other similar type plan sponsored by the Company; or

     (e) any other claims under state law arising in tort or contract.

     2. Claims Not Released Under This Agreement In signing this Release, Employee is not releasing any claims that may arise under the terms of the Agreement, that enforce his rights under the Agreement, that arise out of events occurring after the date Employee executes this Release, that arise under any written non-employment related contractual obligations between the Company or its affiliates and Employee which have not terminated as of the execution date of this Release by their express terms, that arise under a policy or policies of insurance (including director and officer liability insurance) maintained by the Company or its affiliates on behalf of Employee, or that relate to any indemnification obligations to Employee under the Company's bylaws, certificate of incorporation, Tennessee law or otherwise. However, Employee understands and acknowledges that nothing herein is intended to or shall be construed to require the Company to institute or continue in effect any particular plan or benefit sponsored by the Company and the Company hereby reserves the right to amend or terminate any of its benefit programs at any time in accordance with the procedures set forth in such plans. Nothing in this Agreement shall prohibit Employee from engaging in protected activities under applicable law or from communicating, either voluntarily or otherwise, with any governmental agency concerning any potential violation of the law.

     3. No Assignment of Claim. Employee represents that he has not assigned or transferred, or purported to assign or transfer, any claims or any portion thereof or interest therein to any party prior to the date of this Release.

     4. Compensation. In accordance with the Agreement, the Company agrees to pay Employee, or if he becomes eligible for payments under Paragraphs 8, 9 or 10 but dies before receipt thereof, his spouse or his estate, as the case may be, the amount provided in Paragraphs 8, 9 or 10 of the Agreement.

     5. No Admission Of Liability. This Release shall not in any way be construed as an admission by the Company or Employee of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself, its or his employees or agents.

     6. Voluntary Execution. Employee warrants, represents and agrees that he has been encouraged in writing to seek advice from anyone of his choosing regarding this Release, including his attorney and accountant or tax advisor prior to his signing it; that this Release represents written notice to do so; that he has been given the opportunity and sufficient time to seek such advice; and that he fully understands the meaning and contents of this Release. He further represents and warrants that he was not coerced, threatened or otherwise forced to sign this Release, and that his signature appearing hereinafter is voluntary and genuine. EMPLOYEE UNDERSTANDS THAT HE MAY TAKE UP TO TWENTY-ONE
(21) DAYS TO CONSIDER WHETHER OR NOT HE DESIRES TO ENTER INTO THIS RELEASE.

     7. Ability to Revoke Agreement. EMPLOYEE UNDERSTANDS THAT HE MAY REVOKE THIS RELEASE BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN
(7) DAYS OF HIS EXECUTION OF THIS RELEASE AND THAT THIS RELEASE IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD. HE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS RELEASE WILL BE BINDING UPON HIM AND HIS HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.



Acknowledged and Agreed To:
"COMPANY"
CBRL GROUP, INC.

By:______________________________
Its:______________________________

I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY HAVE. I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

"EMPLOYEE"


-------------------------
-------------------------------------
Date
Michael A. Woodhouse